Exhibit 21

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES
AS OF DECEMBER 3, 2016

	JURISDICTION OF		%
SUBSIDIARY	ORGANIZATION	OWNERSHIP	OWNED

	UNITED STATES/ CANADA
H.B. Fuller Company	Minnesota
Cyberbond, L.L.C.	Delaware	H.B. Fuller Company	100.00
Engent, Inc.	Georgia	H.B. Fuller Company	100.00
H.B. Fuller International, Inc.	Delaware	H.B. Fuller Company	100.00
Branch: Hong Kong
Branch: Vietnam
H.B. Fuller Automotive Company¹	Kansas	H.B. Fuller Company	100.00
H.B. Fuller Construction Products Inc.	Minnesota	H.B. Fuller Company	100.00
H.B. Fuller Canada Holding Co.	Canada	H.B. Fuller International, Inc.	100.00
H.B. Fuller Canada Investment Co.	Canada	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Canada (partnership)	Canada	H.B. Fuller Canada Holding Co.	99.99
		H.B. Fuller Canada Investment Co.	0.01
Tonsan Adhesives U.S., Inc.	Florida	Tonsan Adhesives, Inc.	100.00

	ASIA-PACIFIC
Advanced Adhesives Pty Limited	Australia	H.B. Fuller Company Australia Pty. Ltd.	100.00
H.B. Fuller Company Australia Pty. Ltd.	Australia	Advanced Adhesives Pty Limited	100.00
Branch: New Zealand		H.B. Fuller Company	100.00
Beijing Hystic New Materials Co., Ltd.	China
H.B. Fuller (China) Adhesives Ltd.	China	Tonsan Adhesive, Inc.	100.00
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd.	100.00
		H.B. Fuller Company	36.04
H.B. Fuller (Guangzhou) Adhesives Co., Ltd	China	H.B. Fuller Singapore Pte. Ltd.	63.96
H.B. Fuller (Guangzhou) Trading Co., Ltd.	China	H.B. Fuller Adhesives Hong Kong Limited	100.00
		H.B. Fuller Company	4.76
H.B. Fuller (Shanghai) Co. Ltd.	China	H.B. Fuller Singapore Pte. Ltd.	95.24
H.B. Fuller (Yantai) Advanced Materials Co., Ltd.	China	H.B. Fuller Company	100.00
Tonsan Adhesive, Inc.	China	H.B. Fuller Singapore Pte. Ltd.	100.00
		H.B. Fuller Singapore Pte. Ltd.	95.00
		Wang Bing	1.25
		Zhai Haichao	1.25
		Li Yinbao	1.25
		Lin Xinsong	1.25
Tonsan Suzhou Adhesive Co., Ltd.	China	Tonsan Adhesive, Inc.	100.00
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong	H.B. Fuller Singapore Pte. Ltd.	100.00
PT H.B. Fuller Indonesia	Indonesia	H.B. Fuller Company	1.82
		H.B. Fuller International, Inc.	0.02
		H.B. Fuller Singapore Pte. Ltd.	98.16
PT. HBFuller Adhesives Indonesia	Indonesia	H.B. Fuller Singapore Pte. Ltd.	90.00
		H.B. Fuller International, Inc.	10.00
Sekisui-Fuller Co. Ltd.	Japan	H.B. Fuller Company	50.00
H.B. Fuller Korea, Ltd.	Korea, Republic of	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius	H.B. Fuller Company	100.00
H.B. Fuller (New Zealand) Limited	New Zealand	H.B. Fuller Company Australia Pty. Ltd.	100.00
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	93.68
		Minority	6.32

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES
AS OF DECEMBER 3, 2016

	JURISDICTION OF		%
SUBSIDIARY	ORGANIZATION	OWNERSHIP	OWNED

HBF Realty Corporation	Philippines	H.B. Fuller Company	40.00
		Bank of Philippines Islands Asset Management and Trust Group	60.00
H.B. Fuller Singapore Pte. Ltd.	Singapore	H.B. Fuller Canada	47.57
		H.B. Fuller Company	52.43
H.B. Fuller Taiwan Co., Ltd.	Taiwan	H.B. Fuller Company	100.00
H.B. Fuller (Thailand) Co., Ltd	Thailand	H.B. Fuller Company	99.99
		Minority shareholders	.01

	EUROPE/INDIA/ MIDDLE EAST/AFRICA
H.B. Fuller Austria Produktions GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
Branch: Hungary
Branch: Slovenia
H.B. Fuller Belgie BVBA	Belgium	H.B. Fuller Benelux B.V.	100.00
Cyberbond CS S.R.O.	Czech Republic	Cyberbond Europe GmbH	75.00
		H.B. Fuller Deutschland Holding GmbH	25.00
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egymelt LLC	Egypt	H.B. Fuller Egypt Investment LLC	50.00
		H.B. Fuller Egypt Trade LLC	50.00
Oy H.B. Fuller Nordic AB	Finland	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Adhesives France SAS	France	H.B. Fuller France	100.00
H.B. Fuller France	France	H.B. Fuller Benelux B.V.	100.00
S.A.R.L. Cyberbond France	France	Cyberbond Europe GmbH	100.00
		H.B. Fuller Deutschland Holding GmbH	25.00
H.B. Fuller Adhesives Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: India
Branch: Austria
Cyberbond Europe GmbH	Germany	H.G. Fuller Deutschland Holding GmbH	100.00
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Company	10.00
		H.B. Fuller Deutschland Holding GmbH	90.00
H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: Poland
Branch: Russia
Branch: Czech Republic
Isar-Rakoll Chemie, GmbH¹	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00
Paul Heinicke GmbH & Co.	Germany	H.B. Fuller Deutschland Holding GmbH (Lim. Ptnr.)	100.00*
		H.B. Fuller Adhesives Deutschland GmbH (Gen Ptnr.) *partnership with Limited and General Partner
H.B. Fuller Greece S.A.I.C.	Greece	H.B. Fuller Adhesives Netherlands B.V.	99.99
		H.B. Fuller Adhesives UK Ltd.	0.001

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES
AS OF DECEMBER 3, 2016

	JURISDICTION OF		%
SUBSIDIARY	ORGANIZATION	OWNERSHIP	OWNED

H.B. Fuller Hungary Kft	Hungary	H.B. Fuller Deutschland GmbH	96.67
		H.B. Fuller Adhesives Deutschland GmbH	3.33
H.B. Fuller India Adhesives Private Limited	India	H.B. Fuller Benelux B.V	99.59
		H.B. Fuller Company	0.37
		H.B. Fuller International, Inc.	0.04
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Ireland Limited¹	Ireland	Datac Adhesives Limited	100.00
H.B. Fuller Adhesives Italia S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l	100.00
H.B. Fuller Italia Holding S.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Italia Produzione S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Kenya Limited	Kenya	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Lebanon S.A.R.L.¹	Lebanon	H.B. Fuller Company	100.00
Multi-Clean (Lebanon) S.A.R.L.[1]	Lebanon	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Netherlands B.V.	Netherlands	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00
Branch: Switzerland
H.B. Fuller Poland Sp.Z.o.o.	Poland	H.B. Fuller Deutschland GmbH	100.00
H.B. Fuller, Isar-Rakoll, S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.
H.B. Fuller Portugal - SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Portugal, Produtos Químicos, S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.	100.00

H.B. Fuller Adhesives Romania SRL	Romania	H.B. Fuller Adhesivse Deutschland GmbH	100.00
H.B. Fuller Rus Ltd.	Russia	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Deutschland GmbH	1.000
Cyberbond Iberica, S.L.	Spain	Cyberbond Europe GmbH	100.00
H.B. Fuller Adhesives Spain, S.L.	Spain	H.B. Fuller Adhesives France SAS	100.00
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller IP Licensing GmbH	Switzerland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Schweiz GmbH²	Switzerland	H.B. Fuller Deutschland Produktions GmbH	100.00
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00
Branch: Schonenwerd		H.B. Fuller Canada Holding Co.	1.00
H.B. Fuller Kimya Sanayi Ticaret Anonim Sirketi	Turkey	H.B. Fuller Benelux B.V.	88.99
		Minority	11.00
		Datac Adhesives Limited	<0.01
		H.B. Fuller Deutschland GmbH	<0.01
		H.B. Fuller Deutschland Holding GmbH	<0.01
		H.B. Fuller Deutschland Produktions GmbH	<0.01
H.B. Fuller Middle East FZE	United Arab Emirates	H.B. Fuller Benelux B.V.	100.00
Datac Adhesives Limited	U.K.	H.B. Fuller Company	100.00
H.B. Fuller Adhesives U.K. Ltd.	U.K.	Datac Adhesives Limited	100.00
H.B. Fuller Group Limited	U.K.	Datac Adhesives Limited	100.00
H.B. Fuller Pension Trustees Limited	U.K.	H.B. Fuller Company	50.00
		H.B. Fuller U.K. Manufacturing Limited	50.00
H.B. Fuller U.K. Limited	U.K.	H.B. Fuller U.K. Operations Limited	100.00
H.B. Fuller U.K. Manufacturing Limited	U.K.	H.B. Fuller U.K. Operations Limited	100.00
H.B. Fuller U.K. Operations Limited	U.K.	H.B. Fuller Group Limited	100.00
H.B.F. Ltd.¹	U.K.	H.B. Fuller U.K. Operations Limited	100.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES
AS OF DECEMBER 3, 2016

	JURISDICTION OF		%
SUBSIDIARY	ORGANIZATION	OWNERSHIP	OWNED

	LATIN AMERICA
H.B. Fuller Chile, S.A.	Chile	H.B. Fuller Latin America Adhesives, S.A.	99.99
		Minority	0.01
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica	H.B. Fuller International, Inc.	100.00
Distribuidora Americana, S.A.¹	Ecuador	H.B. Fuller Company	100.00
H.B. Fuller Mexico, S.A de C.V.	Mexico	H.B. Fuller Company	100.00
Chemical Supply Corporation	Panama	H.B. Fuller Company	100.00
H.B. Fuller Latin America Adhesives S.A.	Panama	H.B. Fuller Company	99.94
		Minority	0.06

	Chemical Supply Subsidiaries

H.B. Fuller Argentina, S.A.I.C.	Argentina	Chemical Supply Corporation	98.00
		H.B. Fuller Company	2.00
H.B. Fuller Bolivia, Ltda.¹	Bolivia	Chemical Supply Corporation	50.00
		Kativo Chemical Industries, S.A.	50.00
H.B. Fuller Brasil, Ltda.	Brazil	Chemical Supply Corporation	100.00
Adhesivos H.B. Fuller (Sul) Ltda.[2]	Brazil	Chemical Supply Corporation	99.96
		H.B. Fuller Brasil, Ltda.	0.04
Plexbond Quimica S/A	Brazil	H.B. Fuller Brasil, Ltda.	99.99
		Chemical Supply Corporation	.0001
H.B. Fuller Colombia S.A.S.	Colombia	Chemical Supply Corporation	100.00
H.B. Fuller Centroamerica, S.A.	Costa Rica	Chemical Supply Corporation	100.00
H.B. Fuller Caribe, S.A.¹	Dominican Republic	Chemical Supply Corporation	99.42
		H.B. Fuller Centroamerica, S.A.	0.01
		Kativo Co. Corp.	0.01
		Kativo de Honduras, S.A.	0.01
		Minority	0.54
		Minority	0.01
		Minority	0.01
H.B. Fuller Ecuador, S.A.¹	Ecuador	Chemical Supply Corporation	100.00
H.B. Fuller Guatemala, S.A.¹	Guatemala	Chemical Supply Corporation	100.00
Resistol, S.A.¹	Guatemala	H.B. Fuller Guatemala, S.A.	100.00
Adhesivos Mexico Servicios Especializados S. de R.L. de CV	Mexico	Chemical Supply Corporation H.B. Fuller International, Inc.	99.97 0.03
H.B. Fuller Peru, S.A. ¹	Peru	Chemical Supply Corporation	99.00
		Minority	1.00
H.B. Fuller Uruguay, S.A.[2]	Uruguay	Chemical Supply Corporation	100.00
H.B. Fuller Venezuela, C.A.¹	Venezuela	Chemical Supply Corporation	100.00

[1] -- Inactive Entities
[2] -- To be liquidated